UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2011

CONVENIENCE TV INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54210	30-0518293
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

248 Main Street, Venice, CA, 90291	78578
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 331-8777

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On October 18, 2011, we granted 1,000,000 incentive stock options to Shane Arsens, a director of our company.

Also on October 18, 2011, we granted an aggregate of 3,000,000 incentive stock options to certain consultants and employees of our company. All options granted exercise at a price of $0.0024 per share. These options are non-transferrable, vest immediately and expire October 18, 2013.

We issued the stock options to four (4) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933 and to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVENIENCE TV INC.

/s/ Greg Trevor
Greg Trevor
Chief Financial Officer and Director

Date: October 24, 2011